UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34776 (Commission File Number)	80-0554627 (I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 202 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 574-1770
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On June 16, 2010, Oasis Petroleum Inc. (the “Company”), together with OAS Holding Company LLC (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, UBS Securities LLC, Simmons & Company International, J.P. Morgan Securities Inc., Tudor, Pickering, Holt & Co. Securities, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Canaccord Genuity, Inc., Johnson Rice & Company L.L.C. , Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation and Scotia Capital (USA) Inc. (collectively, the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 42,000,000 shares of the Company’s common stock, including 30,370,000 shares issued and sold by the Company and 11,630,000 shares sold by the Selling Stockholder at a price of $14.00 per share ($13.16 per share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Underwriters were granted an over-allotment option for a period of 30 days (the “Over-Allotment Option”) to purchase from the Selling Stockholder up to an additional 6,300,000 shares of common stock, at the same price per share, to cover over-allotments, if any. On June 18, 2010, the Underwriters exercised the Over-Allotment Option in full. The material terms of the Offering are described in the prospectus, dated June 16, 2010 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 17, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-165212), initially filed by the Company on March 4, 2010.
     In the Underwriting Agreement, the Company and the Selling Stockholder agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     As described under the caption “Underwriters” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Company for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses. Affiliates of UBS Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and BNP Paribas Securities Corp. serve as lenders under the Company’s revolving credit facility and therefore received their respective share of the repayment by the Company of amounts outstanding under its revolving credit facility from the net proceeds of this offering. Affiliates of Wells Fargo Securities, LLC and BNP Paribas Securities Corp. and an officer of Simmons & Company International are members of the Selling Stockholder and accordingly indirectly received proceeds from the sale of shares by the Selling Stockholder as a result of a distribution of proceeds by the Selling Stockholder to its members.
     The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Contribution Agreement
     The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On June 15, 2010, in connection with the Offering, the Company entered into a Contribution Agreement (the “Contribution Agreement”) with Oasis Petroleum LLC, the Selling Stockholder, OAS Mergerco LLC and EnCap Energy Capital Fund VI, L.P., providing for, among others things, the contribution of all of the membership interests in Oasis Petroleum LLC to the Company in exchange for 61,630,000 shares of the Company’s common stock, which occurred immediately prior to the closing of the Offering.

Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above regarding the issuance by the Company of 61,630,000 shares to the Selling Stockholder in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.
Item 7.01 Regulation FD Disclosure.
     On June 16, 2010, the Company announced it had priced its initial public offering of 42,000,000 shares of common stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 16, 2010, by and among Oasis Petroleum Inc., OAS Holding Company LLC and the Underwriters named therein.

10.1	Contribution Agreement, dated June 15, 2010, by and among Oasis Petroleum Inc., Oasis Petroleum LLC, OAS Holding Company LLC, OAS Mergerco LLC and EnCap Energy Capital Fund VI, L.P.

99.1	Press Release dated June 16, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)
Date: June 22, 2010	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 16, 2010, by and among Oasis Petroleum Inc., OAS Holding Company LLC and the Underwriters named therein.

10.1	Contribution Agreement, dated June 15, 2010, by and among Oasis Petroleum Inc., Oasis Petroleum LLC, OAS Holding Company LLC, OAS Mergerco LLC and EnCap Energy Capital Fund VI, L.P.

99.1	Press Release dated June 16, 2010.